Exhibit 99.1

For Immediate Release

For more information contact:    Annie Leschin

 StreetSmart Investor Relations

  415-775-1788

UQM Technologies Reports Fiscal Third Quarter Operating Results

LONGMONT, COLORADO, JANUARY 30, 2014 - UQM TECHNOLOGIES, INC. (NYSE MKT: UQM), a developer of alternative energy technologies, today announced operating results for the fiscal third quarter ended December 31, 2013. Total revenue was $2.04 million, an increase of 6% from $1.9 million for the same quarter last year. Net loss for the third quarter was $66,000, or $0.00 per common share, including a reduction of an accrued liability related to import duty fees of $727,000. This compares to a net loss of $4.6 million, or $0.12 per common share for the same period last year, which included a charge of $3.8 million for the Coda bankruptcy.

“Our strong performance in the third quarter was the result of the continued execution of our strategy to expand sales of our industry-leading products worldwide,” said Eric R. Ridenour, UQM Technologies’ President and Chief Executive Officer. “Our focus on new markets began to pay off this quarter with the delivery of our first units for electric buses into China and Indonesia. We are excited for the opportunities ahead and believe that our ongoing focus on product innovation, quality, and costs positions us well for future growth.”

As of December 31, 2013, cash and short-term investments were $6.3 million and working capital was $15.7 million.

Conference Call

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss operating results for the quarter and nine months ended December 31, 2013. To attend the conference call, please dial 1-877-941-6009 approximately ten minutes before the conference is scheduled to begin and provide the passcode “4664380” to access the call. International callers should dial 1-480-629-9819. For anyone who is unable to participate in the conference, a recording will be available for 7 days beginning at 6:30 p.m. Eastern Time today. To access the playback call 1-800-406-7325 and enter replay code “4664380#”. International callers should dial +1 303-590-3030.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators and power electronic controllers for the automotive, commercial truck, bus and military markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is located in Longmont, Colorado.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our annual report on Form 10-K for the fiscal year ended March 31, 2013 and our Form 10-Q filed today, which is available through our website at www.uqm.com  or at www.sec.gov.

###Tables Attached###

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Product sales	$1,825,351	$1,692,276	$5,351,287	$4,568,795
Contract services	214,898	235,794	679,431	951,807
	2,040,249	1,928,070	6,030,718	5,520,602
Operating costs and expenses:
Costs of product sales	1,053,716	1,529,852	3,134,230	3,331,469
Costs of contract services	153,647	121,624	552,797	518,159
Research and development	44,307	23,190	158,852	55,647
Production engineering	818,460	991,653	2,851,416	3,646,975
Reimbursement of costs under DOE grant	(451,026)	(1,446,356)	(2,576,685)	(3,176,556)
Selling, general and administrative	1,220,184	1,434,241	4,079,660	5,729,741
Impairment of assets	(726,640)	3,833,860	(726,640)	3,833,860
(Gain) loss on disposal of long-lived assets	-	407	(40,032)	407
	2,112,648	6,488,471	7,433,598	13,939,702

Loss before other income	(72,399)	(4,560,401)	(1,402,880)	(8,419,100)

Other income:
Interest income	339	5,244	1,409	10,250
Other	6,147	124	6,935	2,835
	6,486	5,368	8,344	13,085

Net loss	$(65,913)	$(4,555,033)	$(1,394,536)	$(8,406,015)

Net loss per common share - basic and
diluted	$0.00	$(0.12)	$(0.04)	$(0.23)
Weighted average number of shares of common
stock outstanding - basic and diluted	36,878,092	36,654,737	36,794,834	36,532,510

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

	December 31, 2013	March 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,263,510	$4,527,899
Accounts receivable, net of allowance for doubtful accounts of zero and
$3,838,092, respectively	682,980	2,212,395
Costs and estimated earnings in excess of billings on
uncompleted contracts	445,037	178,264
Inventories	10,255,074	10,998,461
Facility held for sale	-	1,525,000
Prepaid expenses and other current assets	304,417	309,957
Total current assets	17,951,018	19,751,976

Property and equipment, at cost:
Land	1,683,330	1,683,330
Building	4,516,301	4,516,301
Machinery and equipment	8,208,689	7,771,363
	14,408,320	13,970,994
Less accumulated depreciation	(6,348,064)	(5,507,801)
Net property and equipment	8,060,256	8,463,193

Patent costs, net of accumulated amortization of $872,118 and $845,795,
respectively	227,339	206,287

Trademark costs, net of accumulated amortization of $67,595 and $64,230,
respectively	107,163	110,528
Other assets	65,880	76,731
Total assets	$26,411,656	$28,608,715

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$551,701	$617,197
Other current liabilities	1,666,114	2,599,435
Short-term deferred compensation under executive employment
agreements	-	524,000
Total current liabilities	2,217,815	3,740,632

Long-term deferred compensation under executive employment agreements	162,165	103,412

Total liabilities	2,379,980	3,844,044

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares
authorized; 36,891,654 and 36,664,097 shares
issued and outstanding, respectively	368,917	366,641
Additional paid-in capital	116,232,596	115,573,331
Accumulated deficit	(92,569,837)	(91,175,301)
Total stockholders’ equity	24,031,676	24,764,671

Total liabilities and stockholders’ equity	$26,411,656	$28,608,715

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UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901